EXHIBIT 99.1

BJ's Restaurants, Inc. Holds Annual Meeting of Shareholders; Management to Present At Two Investor Conferences in June

HUNTINGTON BEACH, Calif., June 9, 2010 (GLOBE NEWSWIRE) -- BJ's Restaurants, Inc. (Nasdaq:BJRI) held its annual meeting of shareholders on Tuesday, June 8, 2010. Shareholders re-elected Gerald W. Deitchle, Peter A. Bassi, Larry D. Bouts, James A. Dal Pozzo, J. Roger King, William L. Hyde, Jr. and John F. Grundhofer to the Board of Directors to serve for one-year terms until the next annual meeting. Shareholders also approved the proposed amendments to the Company's Articles of Incorporation and 2005 Equity Incentive Plan, and also ratified the selection of Ernst & Young LLP to serve as the Company's independent registered public accounting firm for fiscal 2010. Management also provided shareholders with an overview of the Company's fiscal 2009 financial results and an update on the Company's current expansion plan and key initiatives in progress.

"Despite the recent economic challenges which have motivated many casual dining companies to either slow or stop new unit development and reduce their investments in the overall guest dining experience, BJ's continues its forward momentum on both of those fronts," commented Jerry Deitchle, Chairman and CEO. "As a result, we continue to target double-digit annual capacity growth for both 2010 and 2011, enabling BJ's to continue gaining market share in the estimated $80 billion casual dining segment of the restaurant industry. With only 96 restaurants open as of today, we are confident that the bulk of our future growth remains well ahead of us."

The Company also announced that management will be presenting at two investor conferences during the month of June. The details of the conferences are listed below:

  William Blair 30th Annual Growth Stock Conference at the Four Seasons Hotel, Chicago, IL – The Company's presentation will begin at approximately 11:20am (Central) on Wednesday, June 16, 2010.
  Oppenheimer 10th Annual Consumer, Gaming, Lodging & Leisure Conference at the Four Seasons Hotel, Boston, MA – The Company's presentation will begin at approximately 11:50am (Eastern) on Tuesday, June 29, 2010.

The formal presentations for both the William Blair and Oppenheimer conferences will be broadcast over the Internet. Interested parties can listen to the presentations by accessing the "Investors" page of the Company's website located at www.bjsrestaurants.com. To access the live simulcast of either presentation, please go to the Company's website at least 15 minutes prior to the presentation to download and install any necessary audio software. Archives of the webcasts will be made available following the live presentation for a period of 30 days from the date of the presentation.

BJ's Restaurants, Inc. currently owns and operates 96 casual dining restaurants under the BJ's Restaurant & Brewery, BJ's Restaurant & Brewhouse or BJ's Pizza & Grill brand names. BJ's restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrees and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The Company operates several microbreweries which produce and distribute BJ's critically acclaimed handcrafted beers throughout the chain. The Company's restaurants are located in California (50), Texas (19), Arizona (5), Colorado (3), Oregon (2), Nevada (3), Florida (5), Ohio (2), Oklahoma (2), Kentucky (1), Indiana (1), Louisiana (1) and Washington (2). Visit BJ's Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking" statements for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales growth in future periods, those regarding the effect of new sales-building initiatives, future guest traffic, as well as those regarding the number of restaurants expected to be opened in future periods and the timing and location of such openings. These "forward-looking" statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) the effect of credit and equity market disruptions on our ability to finance our continued expansion on acceptable terms, (ii) our ability to manage an increasing number of new restaurant openings, (iii) construction delays, (iv) labor shortages, (v) minimum wage increases, (vi) food quality and health concerns, (vii) factors that impact California, where 50 of our current 96 restaurants are located, (viii) restaurant and brewery industry competition, (ix) impact of certain brewery business considerations, including without limitation, dependence upon suppliers, third party contractors and related hazards, (x) consumer spending trends in general for casual dining occasions, (xi) potential uninsured losses and liabilities, (xii) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our handcrafted beers and energy, (xiii) trademark and service-mark risks, (xiv) government regulations, (xv) licensing costs, (xvi) beer and liquor regulations, (xvii) loss of key personnel, (xviii) inability to secure acceptable sites, (xix) limitations on insurance coverage, (xx) legal proceedings, (xxi) other general economic and regulatory conditions and requirements, (xxii) the success of our key sales-building and related operational initiatives and (xxiii) numerous other matters discussed in the Company's filings with the Securities and Exchange Commission, including its recent reports on Forms 10-K, 10-Q and 8-K. The "forward-looking" statements contained in this press release are based on current assumptions and expectations and BJ's Restaurants, Inc. undertakes no obligation to update or alter its "forward-looking" statements whether as a result of new information, future events or otherwise.

CONTACT:  BJ's Restaurants, Inc.
          Greg Levin
          (714) 500-2400